                                ESCROW AGREEMENT


         THIS ESCROW AGREEMENT (the "Escrow Agreement") is made and entered into as of this ___ day of ___________, 2002 by and between FLORIDA SAVINGS BANCORP, INC. (the "Company"), a Florida corporation and _______________________________, a national banking association ("_______________").


                                    RECITALS

         WHEREAS, the Company is engaged in the offering for sale of a minimum of $2,000,000 and a maximum of $5,000,000 through the sale of convertible debentures of the Company, at $1,000 per debenture (the "Debentures");

         WHEREAS, the offering is conditioned upon the sale of $2,000,000 of
Debentures (the "Minimum Amount") on or before                    , 2002 or such
                                               -------------------
later dates as may be extended one or more times by the Company, pursuant to an extension notice as provided in Section 5.2 (the "Extension Notice"), (the "Minimum Subscription Termination Date");

         WHEREAS, the Company may offer for sale up to $5,000,000 of Debentures
(the "Maximum Amount") on or before                      , 2002 or such later
                                    ---------------------
date as may be extended one or more times by the Company pursuant to the Extension Notice (the "Termination Date");

         WHEREAS, the Company has engaged Kendrick, Pierce Securities, Inc. to act as agent in offering the Debentures; and

         WHEREAS, each interested party desiring to purchase shares (a "Subscriber") will be required to forward to the Company a check payable to the
order of "                   " in an amount equal to his/her/their subscription
          -------------------
computed on the basis of $1,000 per Debenture (the Escrow Funds and the Minimum Amount when actually collected by the Escrow Agent shall hereinafter be referred to as the "Minimum Escrow Funds" while any amount in excess of the Minimum Escrow Funds actually collected by the Escrow Agent shall be referred to as "Excess Escrow Funds"); and

         WHEREAS, the Company proposes to establish an Escrow Account and
desires that              act as escrow agent (the "Escrow Agent") for the sole
             ------------
purpose of depositing, holding and disbursing the Escrow Funds in accordance with the terms and conditions hereinafter set forth.

         NOW THEREFORE, in consideration of the foregoing recitals, the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.   ESTABLISHMENT OF ESCROW ACCOUNT
     -------------------------------

     1.1 _________________ hereby accepts appointment as Escrow Agent, to deposit, hold, invest, and disburse the Escrow Funds as provided herein.

     1.2 Upon the execution of this Escrow Agreement by the parties hereto, the Escrow Agent shall establish a separate escrow account (the "Escrow Account") to be designated substantially as follows: Florida Savings Bancorp Escrow Account, ___________________________________, Escrow Agent.

2.   DEPOSIT OF FUNDS
     ----------------

     2.1 The Escrow Agent shall receive checks made payable to ____________________________ along with a copy of the subscription agreement from the Company. Funds may also be delivered to the Escrow Agent by wire transfer following the receipt by the Escrow Agent of subscription order together with a legally binding commitment for payment to be received by the Escrow Agent at any time prior to 24 hours before the Termination Date. The Escrow Agent shall present the checks for payment and upon receipt of the proceeds (the "Proceeds") shall hold such Proceeds in escrow. The Escrow Agent shall notify the Company of all dishonored checks immediately following the Escrow Agent's notification of same. The Escrow Agent shall have no duty or responsibility for monitoring commitments or the collection of funds.

     2.2 The Escrow Agent shall deliver to the Company when requested the date and amounts of each deposit.

3.   INVESTMENT OF FUNDS
     -------------------

     3.1 The Escrow Agent at the direction of the Company shall invest the Escrow Funds only in (1) short-term certificates of deposit issued by a bank, or
(2) short-term securities issued or guaranteed by the U.S. Government, or as otherwise agreed to in writing by the Company and Escrow Agent. The Escrow Agent shall not be responsible or liable for any loss suffered in connection with any investment of funds made in accordance with this Section 3.1 or as a result of uninvested cash balances in the Escrow Account.

     3.2 The Escrow Agent shall not be allowed to invest the Escrow Funds until the next banking day after receipt of the Proceeds.

4.   DISBURSEMENT OF ESCROW FUNDS
     ----------------------------

     4.1 Unless the Escrow Agreement has terminated pursuant to Section 5, at such time as the Company determines that the offering is complete and funds representing at least the sale of the Minimum Amount have been deposited in the Escrow Account, the Company and the Agent shall notify the Escrow Agent, in writing, that the offering is complete. Such written notification also shall instruct the Escrow Agent to release and disburse the Escrow Funds to the

Company, within ten (10) banking days after receipt of such notice, but only after the Escrow Agent has verified the number of subscriptions that have been accepted and that the Escrow Funds are collected.

     4.2 The Company is entitled to withdraw any interest earned on invested funds when the Company has determined the Minimum Amount of subscriptions has been deposited in the Escrow Account.

5.   TERMINATION OF ESCROW AGREEMENT
     -------------------------------

     5.1 The Escrow Agreement shall terminate upon the final disbursement of all funds held by the Escrow Agent hereunder, but not later than the Termination Date. If the funds have not been disbursed pursuant to Section 4 on or before the close of business on the Termination Date, the Escrow Agent shall, without demand or direction from the Company, return the Escrow Funds (upon verification that such funds have been collected), with interest, to the Subscribers whose names have previously been provided to the Escrow Agent within fifteen (15) banking days after such date. Said disbursement to Subscribers shall be of their original capital investment with interest at ___% per annum calculated on an actual over 365 day basis, but without penalty or deduction. The Escrow Agent will not under any circumstances be required to risk or pay out any of its own money while carrying out its duties under the Escrow Agreement.

     5.2 The Company shall have the option to extend the Minimum Subscription Termination Date and the Termination Date and the term of this Escrow Agreement one or more times by providing the Extension Notice in substantially the form attached hereto as Exhibit A. The Extension Notice shall state that the Termination Date has been extended consistent with the terms and conditions of the offering and shall specify the period of time for which the extension is effective. The Minimum Subscription Termination Date and the Termination Date may not be extended by the Company beyond ____________, _____.

6.   REJECTED SUBSCRIPTIONS
     ----------------------

     The Company shall notify the Escrow Agent in writing of any Subscription Agreement rejected by the Company. The Company may reject any Subscription Agreement in whole or in part. Upon the receipt of a notice of rejection, the Escrow Agent shall return to the Subscriber signing the rejected Subscription Agreement within fifteen (15) banking days after receipt of such notice, the amount tendered therewith (upon verification that such funds have been collected), or in the case of a partial rejection, the appropriate portion of the original deposit without interest.

7.   RETURN OF ESCROW FUNDS TO SUBSCRIBERS
     -------------------------------------

     All returns and deliveries to a Subscriber hereunder shall be mailed by a regular first class mail to the residential or business address of such Subscriber appearing in his Subscription Agreement. Any payment to a Subscriber may be made by a check or draft drawn on _________.

8.   COMPENSATION
     ------------

     8.1 The Company agrees to pay to the Escrow Agent as compensation for performing its duties, a $_______ Acceptance fee, an Annual Administrative fee of $_______, plus $_______ for each subscription received in excess of 150 subscriptions and $_______ for each subscription returned in whole or in part, and $_______ for each payment of interest, by check or wire. A transaction fee of $_______ per investment will be assessed for any investment other than in _____________________ check. Any out-of-pocket expenses will be reimbursed to the Escrow Agent by the Company for all expenses paid or incurred by it in the performance of Escrow Agent duties hereunder. In the event that the Minimum Amount is not achieved and the Escrow Agreement is terminated on the Minimum Amount Termination Date, the Escrow Agent will invoice the Company for all the above described fees due at that time. If the Minimum Amount is received, then the Escrow Agent will deduct all fees resulting from the receipt of the Minimum Amount from the disbursement of the Minimum Amount to the Company. All fees resulting from any Excess Escrow Funds disbursed to the Company shall be remitted to the Escrow Agent by the Company by the termination date, but not less frequently than annually from the effective date of the Escrow Agreement.

9.   STANDARD OF CARE FOR ESCROW AGREEMENT
     -------------------------------------

     9.1 The Escrow Agent shall be responsible only for performance of its duties as specified in the Escrow Agreement, and no implied covenants, duties, or obligations shall bind or be enforceable against the Escrow Agent by any person. The Escrow Agent shall be held free from all liability to the Company except for any act or failure to act constituting gross negligence or willful misconduct. It is expressly understood by the parties hereto that the Escrow Agent's obligations under this Section 9.1, however, shall survive the termination of this Escrow Agreement.

     9.2 The Escrow Agent may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion of counsel, other advice of counsel (including counsel selected by the Escrow Agent), statement, instrument, report, or other document (not only as to its due execution and validity and effectiveness thereof, but also as to the truth and acceptability of any information therein contained) that is reasonably believed by the Escrow Agent to be genuine and to be signed by the proper person or persons. The President of the Company has been designated as the authorized representative of the Company to act on behalf of the Company in respect of this Escrow Agreement, and is authorized to take all actions and do all things as the authorized representative of the Company required or permitted under the terms of this Escrow Agreement by the Company and his true and genuine specimen signature appears below.

      9.3 The Escrow Agent shall not be bound by any modification, termination, or rescission of the Escrow Agreement, or any of the terms hereof, unless executed in writing by the Company and the Escrow Agent and delivered to the Escrow Agent.

      9.4 The Company shall indemnify the Escrow Agent and hold it harmless from any and all claims, liabilities, losses, or any other expenses, fees, or charges of any character or nature, that it may incur or with which it may be threatened by reason of its acting as Escrow Agent under the Escrow Agreement, including, but not limited to, any and all damages, direct, indirect, consequential, special or punitive, costs, losses, and other expenses, including reasonable attorney's fees and expenses, resulting from or arising in connection with any action, suit, or proceeding incident to the Escrow Agent's acting as such hereunder.

10.   DISAGREEMENTS
      -------------

      In the event of any dispute in respect of the disbursement of all or any portion of the Escrow Funds, or if any disagreements arise among the parties hereto of the Escrow Funds, or if any disagreements arise among the parties hereto in respect of the interpretation of this Escrow Agreement, or concerning their rights and obligations hereunder, or the propriety of any action contemplated by the Escrow Agent hereunder, or if the Escrow Agent in good faith is in doubt as to what action should be taken hereunder, the Escrow Agent shall not be obligated to resolve the dispute or disagreement or to make any disbursement of all or any portion of the Escrow Funds, but may commence an action in the nature of an interpleader and seek to deposit such funds in a court of competent jurisdiction, and thereby shall be discharged from any further duty or obligation in respect to the Escrow Funds. The Escrow Agent, in its sole discretion, may elect in lieu of filing such action in interpleader to cease to perform under the Escrow Agreement and all instructions received in connection herewith until the Escrow Agent has received a written notice of resolution of such dispute or disagreement signed by the parties to such dispute or disagreement.

11.   RESIGNATION OF ESCROW AGENT
      ---------------------------

      The Escrow Agent or any successor to the Escrow Agent ("Successor Escrow Agent") may at any time resign and be discharged of the escrow hereby created by giving written notice to the Company specifying the date upon which it desires that such resignation shall take effect. Such resignation shall take effect on the earlier of (a) the date specified in such notice, which date shall not be earlier than thirty (30) banking days after giving such notice, or (b) the date upon which the Company shall have appointed the Successor Escrow Agent. If no Successor Escrow Agent shall have been appointed as of the effective date of the resignation of the Escrow Agent as set forth above, the Escrow Agent may petition, but shall not be required to petition, a court of competent jurisdiction for the appointment of a Successor Escrow Agent.

     The Escrow Agent's sole duty shall be to hold, invest in permitted money market funds and retain the Escrow Funds absent written notice by the Company or a court of competent jurisdiction to release of funds to a Successor Escrow Agent or directed recipient. All outstanding fees and expenses of the Escrow Agent shall be deducted prior to the release of Escrow Funds to the Successor Escrow Agent or the directed recipient of the Escrow Funds.

12.  NOTICES
     -------
     12.1 All notices and communications hereunder shall be in writing and shall be deemed to be duly given if sent by first class mail, or by an overnight delivery service, to the respective addresses hereafter set forth.

     (a)  To the Company:  Florida Savings Bancorp, Inc.
                           8181 Southwest 117th Street
                           Pinecrest, Florida 33156
                           Attn: Robert Bonnet, President

     (b)  To Escrow Agent:

                           Attn: Florida Savings Bancorp, Escrow Account

     12.2 The Company and Escrow Agent shall each have the right to change the addresses to which notices shall be delivered upon notice thereof to the other party sent pursuant to the provisions of this Section 12.

13.  GENERAL
     -------

     13.1 The rights under this Escrow Agreement shall inure to the benefit of, and the obligations created hereby shall be binding upon, the parties hereto and their respective successors and assigns.

     13.2 This Escrow Agreement shall be construed, governed, and enforced according to the laws of the State of Florida.

     13.3 This Escrow Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the matters herein set forth, and all prior negotiations, writings and understanding relating to the subject matter of the Escrow Agreement are merged herein and are superseded and canceled by this Escrow Agreement. The Company agrees to execute any and all additional documents reasonably required by the Escrow Agent to carry into effect the intent of this Escrow Agreement.

     IN WITNESS WHEREOF, each party has caused this Escrow Agreement to be signed and executed in its name by its proper and duly authorized officer or officers on the day and year first above written.

ATTEST:                                 FLORIDA SAVINGS BANCORP, INC.

By:                                     By:
    ----------------------------            -------------------------------

ATTEST:
                                        -----------------------------------
                                        Escrow Agent

By:                                     By:
    ----------------------------            -------------------------------
    Authorized Officer

                                    EXHIBIT A

[Escrow Agent]
Attn: Corporate Trust Department

Gentlemen:

     Under the terms and conditions of the Prospectus dated ___________, 2002, and the Escrow Agreement between Florida Savings Bancorp, and __________ dated ___________, 2002, you are hereby notified that the Minimum Subscription Termination Date or Termination Date has been extended as indicated below. Official documentation confirming the change noted below is attached.

     The Minimum Subscription Termination Date or the Termination Date applicable to the Prospectus noted above is extended to ___________, 200_.

                                        Sincerely,